EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY TO PRESENT
AT INVESTMENT CONFERENCES IN SEPTEMBER

FOR IMMEDIATE RELEASE	CONTACT: JANE VALLAIRE
(818) 871-3000

          Calabasas Hills, CA September 13, 2005 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) will be presenting at two investment conferences in September.  The dates and times of the presentations are as follows:

•	September 20, 2005 – 1:00 p.m. Eastern Time: Bank of America 35th Annual Investment Conference (San Francisco).

•	September 29, 2005 – 1:00 p.m. Eastern Time: 2005 RBC Capital Markets Consumer Conference (Orlando).

          Investors may listen to the presentations live through the Internet by selecting the “Audio Webcasts” option under the “Investor” section of the Company’s website located at http://www.thecheesecakefactory.com.  An archived webcast will be available for two weeks following the September 20 presentation and thirty days following the September 29 presentation.

          The Cheesecake Factory Incorporated operates 96 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $16.60.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates five upscale casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.

The Cheesecake Factory Incorporated
26950 Agoura Road, Calabasas Hills, CA 91301  •  Telephone (818) 871-3000  •  Fax (818) 871-3100